Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Charles Murphy, CFA

Head of Investor Relations

ExlService Holdings, Inc.

280 Park Avenue

New York, NY 10017

(212) 624-5913

ir@exlservice.com

EXL REPORTS 2012 FIRST QUARTER RESULTS

Quarterly Revenues of $104.6 Million, Up 43%

Adjusted Earnings Per Share (EPS) of $0.36, Up 10%

New York, NY – May 2, 2012 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of outsourcing and transformation services, today announced its financial results for the first quarter of 2012.

Rohit Kapoor, Vice Chairman and CEO, commented: “In the first quarter, EXL met its expectations for sequential revenue growth, driven in part by expansion at several of our strategic outsourcing customers. Our transformation business trailed our expectations, as the start dates of certain projects were pushed back, thereby negatively affecting our revenues and gross margin. I am optimistic that we shall see clear improvement over the course of the year in the transformation business, based on strong momentum in our analytics practice. The demand environment remains healthy, reflecting increasing market acceptance of our services. I am also pleased that we have recently strengthened our senior leadership with key additions and that the team is focused on executing against the exciting market growth opportunity we have before us.”

Vishal Chhibbar, CFO, commented: “In the first quarter, EXL achieved revenues of $104.6 million, up 43% year-over-year, due both to growth from existing and new clients and from acquisitions. During the quarter, we managed expenses to better leverage our general and administrative costs, which offset a reduction in gross margin.

For 2012, we are maintaining our adjusted diluted EPS guidance of $1.50 to $1.55. Since we last provided guidance, the Indian rupee has depreciated by approximately 8%. Should the rupee stay at its current level throughout 2012, it would reduce our annual forecasted revenues by approximately $6.0 million. We are also seeing some delays among new and existing clients in decision making for large outsourcing initiatives. At current foreign exchange rates, we expect revenues to be at the bottom of our current guidance range of $445.0 million to $455.0 million, primarily due to the rupee depreciation. Should the rupee change, or if there is a change in the pace of decision making on the part of our clients, we will adjust our revenue guidance accordingly.”

Financial Highlights – First Quarter 2012

Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

•

Revenues for the quarter ended March 31, 2012 were $104.6 million compared to $72.9 million for the quarter ended March 31, 2011 and $102.6 million for the quarter ended December 31, 2011. Outsourcing services revenues for the quarter ended March 31, 2012 were $89.7 million compared to $56.8 million for the quarter ended March 31, 2011 and $85.6 for the quarter ended December 31, 2011. Transformation services revenues for the quarter ended March 31, 2012 were $14.9 million compared to $16.1 million in the quarter ended March 31, 2011 and $17.0 million for the quarter ended December 31, 2011.

•

Gross margin for the quarter ended March 31, 2012 was 36.3% compared to 39.3% for the quarter ended March 31, 2011 and 39.5% for the quarter ended December 31, 2011. Outsourcing services gross margin for the quarter ended March 31, 2012 was 37.1% compared to 39.8% for the quarter ended March 31, 2011 and 39.5% for the quarter ended December 31, 2011. Transformation services gross margin for the quarter ended March 31, 2012 was 31.5% compared to 37.9% for the quarter ended March 31, 2011 and 39.6% for the quarter ended December 31, 2011.

•

Operating margin for the quarter ended March 31, 2012 was 10.0% compared to 10.3% for the quarter ended March 31, 2011 and 12.4% for the quarter ended December 31, 2011. Adjusted operating margin for the quarter ended March 31, 2012 was 13.9% compared to 14.3% for the quarter ended March 31, 2011 and 15.9% for the quarter ended December 31, 2011.

•

Net income for the quarter ended March 31, 2012 was $8.9 million compared to $8.4 million for the quarter ended March 31, 2011 and $9.6 million for the quarter ended December 31, 2011. Adjusted EBITDA for the quarter ended March 31, 2012 was $19.5 million compared to $14.6 million for the quarter ended March 31, 2011 and $21.5 million for the quarter ended December 31, 2011.

•

Diluted earnings per share for the quarter ended March 31, 2012 was $0.27 compared to $0.27 for the quarter ended March 31, 2011 and $0.29 for the quarter ended December 31, 2011. Adjusted diluted earnings per share for the quarter ended March 31, 2012 was $0.36 compared to $0.33 for the quarter ended March 31, 2011 and $0.37 for the quarter ended December 31, 2011.

Business Announcements

•	Won eight new clients in the first quarter of 2012, including three new outsourcing clients and five new transformation clients.

•	Expanded multiple outsourcing services relationships, including migrating 22 new processes in the first quarter of 2012.

•

Obtained CORE URAC accreditation, Version 3.0. EXL provides medical review and clinical management support to the insurance and healthcare industries and has demonstrated its commitment to enable group health, workers compensation and clinical care processes by obtaining this critical accreditation.

•	Appointed Rohit Kapoor as Vice Chairman and CEO, Pavan Bagai as President and Chief Operating Officer, and William (Bill) Bloom, as President, Global Client Services.

•	Strengthened our leadership with two additions to our executive committee: Mohan A.V.K., Global Head of Human Resources, and Doney Largey, Global Head of Finance & Accounting Center of Excellence.

•	Grew headcount as of March 31, 2012 to approximately 19,164, compared to approximately 13,030 as of March 31, 2011.

•	Managed employee attrition for the quarter ended March 31, 2012 to 29.7%.

2012 Outlook

•	At current foreign exchange rates, we expect revenues to be at the bottom of our current guidance range of $445.0 million to $455.0 million, primarily due to recent rupee depreciation.

•	Adjusted earnings per share, excluding the impact of stock-based compensation expense, amortization of intangibles and associated tax impacts, remains the same at $1.50 to $1.55.

Conference Call

EXL will host a conference call on Thursday, May 3, 2012 at 10:00 a.m. (ET) to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at www.exlservice.com, where the accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384 or 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available by dialing 1-855-859-2056 or 1-404-537-3406 and entering the conference ID “67511817” from two hours after the end of the call until 11:59 p.m. (ET) on May 17, 2012. The replay will also be available on the EXL website (www.exlservice.com).

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (Nasdaq:EXLS) is a leading provider of outsourcing and transformation services. EXL primarily serves the needs of Global 1000 companies from global delivery centers in the insurance and healthcare, utilities, banking and financial services, transportation and logistics, and travel sectors. EXL’s outsourcing services include a full spectrum of business process management services such as transaction processing and finance and accounting services. Transformation services enable continuous improvement of client processes by bringing together EXL’s capabilities in decision analytics, finance transformation and operations and process excellence services. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended March 31,
	2012	2011
Revenues	$104,608	$72,907
Cost of revenues (exclusive of depreciation and amortization)	66,672	44,219

Gross profit	37,936	28,688

Operating expenses:
General and administrative expenses	13,347	10,471
Selling and marketing expenses	7,799	5,857
Depreciation and amortization	6,359	4,852

Total operating expenses	27,505	21,180

Income from operations	10,431	7,508
Other income, net:
Foreign exchange gain	1,058	1,648
Interest and other income, net	447	325

Income before income taxes	11,936	9,481
Income tax provision	3,020	1,120

Net income	$8,916	$8,361

Earnings per share:
Basic	$0.28	$0.28
Diluted	$0.27	$0.27
Weighted-average number of shares used in computing earnings per share:
Basic	31,445,592	29,620,218
Diluted	32,783,855	30,911,066

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2012	2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$82,272	$82,393
Short-term investments	7,258	7,869
Restricted cash	834	934
Accounts receivable, net	58,837	55,672
Prepaid expenses	4,349	4,269
Deferred tax assets, net	5,774	6,228
Advance income tax, net	2,787	3,379
Other current assets	8,452	6,097

Total current assets	170,563	166,841

Fixed assets, net	44,840	42,320
Restricted cash	3,630	3,387
Deferred tax assets, net	14,334	16,495
Intangible assets, net	35,090	36,313
Goodwill	93,627	92,287
Other assets	21,353	19,768

Total assets	$383,437	$377,411

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,674	$4,333
Deferred revenue	7,805	7,772
Accrued employee cost	16,016	27,700
Accrued expenses and other current liabilities	26,398	30,700
Current portion of capital lease obligations	1,832	1,729

Total current liabilities	55,725	72,234

Capital lease obligations, less current portion	4,027	4,244
Non-current liabilities	18,139	22,458

Total liabilities	77,891	98,936

Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 31,880,218 shares issued and 31,549,366 shares outstanding as of March 31, 2012 and 31,496,461 shares issued and 31,173,064 shares outstanding as of December 31, 2011.	32	31
Additional paid-in-capital	179,604	173,926
Retained earnings	155,962	147,046
Accumulated other comprehensive loss	(27,200)	(39,858)

Total stockholders’ equity including shares held in treasury	308,398	281,145

Less: 330,852 shares as of March 31, 2012 and 323,397 shares as of December 31, 2011, held in treasury, at cost	(2,875)	(2,693)

ExlService Holdings, Inc. stockholders’ equity	305,523	278,452
Non-controlling interest	23	23

Total stockholders’ equity	305,546	278,475

Total liabilities and stockholders’ equity	$383,437	$377,411

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures (Adjusted EBITDA, Adjusted net income and Adjusted diluted earnings per share) that the Securities and Exchange Commission defines as “non-GAAP financial measures.” The adjusted financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. The Company believes that providing these adjusted measures may help investors better understand the Company’s underlying financial performance. Management also believes that these adjusted financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. The Company believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718 and the amortization of intangibles associated with further acquisitions. The Company also incurs significant non-cash charges for depreciation that may not be indicative of our ability to generate cash flow.

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the three months ended March 31, 2012 and March 31, 2011 and for the three months ended December 31, 2011:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA

(Amounts in thousands)

	Three Months Ended March 31,		Three Months Ended December 31,
	2012	2011	2011
Net income (GAAP)	$8,916	$8,361	$9,553
add: Income tax provision and other income/(expense)	1,515	(853)	3,189

Income from operations (GAAP)	$10,431	$7,508	$12,742
add: Stock-based compensation expense (a)	2,743	2,248	2,175
add: Amortization of acquisition-related intangibles (b)	1,394	636	1,385

Adjusted operating income (Non-GAAP)	$14,568	$10,392	$16,302

Adjusted operating income margin %	13.9%	14.3%	15.9%
add: Depreciation	4,965	4,216	5,204

Adjusted EBITDA (Non-GAAP)	$19,533	$14,608	$21,506

Adjusted EBITDA margin %	18.7%	20.0%	21.0%

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share

(Amounts in thousands, except per share data)

	Three months ended March 31,		Three months ended December 31,
	2012	2011	2011
Net income (GAAP)	$8,916	$8,361	$9,553
add: Stock-based compensation expense (a)	2,743	2,248	2,175
add: Amortization of acquisition-related intangibles (b)	1,394	636	1,385
subtract: Tax impact on stock-based compensation expense	(1,086)	(952)	(974)
subtract: Tax impact on amortization of acquisition-related intangibles	(187)	(206)	(187)

Adjusted net income	$11,780	$10,087	$11,952

Adjusted diluted earnings per share	$0.36	$0.33	$0.37

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.